Exhibit 10.14

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

LICENSE AGREEMENT

This License Agreement is effective as of December 20, 2014 (the “Effective Date”), by and between THE SCRIPPS RESEARCH INSTITUTE, a California nonprofit public benefit corporation (“TSRI”), and Corvus Pharmaceuticals, Inc., a Delaware corporation (“Licensee”), each located at the respective address set forth in Section 12.16 below, with respect to the facts set forth below.

RECITALS

A.                                    TSRI is engaged in fundamental scientific biomedical and biochemical research including research relating to methods of antibody production.

B.                                    Licensee is engaged in research and development and commercialization of pharmaceuticals.

C.                                    TSRI has disclosed to Licensee certain technology and TSRI has the right to grant a license to the technology, subject to certain rights of the U.S. Government resulting from the receipt by TSRI of certain funding from the U.S. Government.

D.                                    TSRI desires to grant to Licensee, and Licensee wishes to acquire from TSRI, a non-exclusive license to certain biological materials of TSRI, all subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and conditions set forth herein, TSRI and Licensee hereby agree as follows:

1.                                      Definitions.  Capitalized terms shall have the meaning set forth herein.

1.1                               Affiliate.  The term “Affiliate” shall mean any entity which directly or indirectly controls, or is controlled by Licensee.  The term “control” as used herein means (a) in the case of corporate entities, direct or indirect ownership of at least fifty percent (50%) of the stock or shares entitled to vote for the election of directors; or (b) in the case of non-corporate entities, direct or indirect ownership of at least fifty percent (50%) of the equity interests with the power to direct the management and policies of such non-corporate entities.  The term “Licensee” as used throughout this Agreement also includes its Affiliates.

1.2                               Confidential Information.  The term “Confidential Information” shall mean any and all proprietary or confidential information of TSRI or Licensee that such party (the “Disclosing Party”) discloses to the other party (the “Receiving Party”) at any time and from time to time during the term of this Agreement.  The provisions of this Agreement shall be considered the Confidential Information of both parties.  Information shall not be considered confidential to the extent that the Receiving Party can establish by competent proof that such information:

(a)                                 is publicly available through no fault of the Receiving Party, either before or after it becomes known to the Receiving Party;

(b)                                 was known to the Receiving Party prior to the date of this Agreement, which knowledge was acquired independently and not from the Disclosing Party (or the Disclosing Party’s employees); or

(c)                                  is subsequently disclosed to the Receiving Party in good faith by a third party who is not under any obligation to maintain the confidentiality of such information, and without breach of this Agreement by the Receiving Party.

Specific Confidential Information disclosed to a Receiving Party shall not be deemed to be within any of the foregoing exceptions merely because it is (i) embraced by more general information in the public domain or in the Receiving Party’s possession; (ii) a combination of features or data that can be pieced together by combining individual features or data from multiple sources in the public domain or in the Receiving Party’s possession to reconstruct the Confidential Information, but none of which shows the entire combination; and/or (iii) a selection or part of a document or embodiment where other information in the same document or embodiment becomes part of the public domain or in the Receiving Party’s possession.

1.3                               Field.  The term “Field” shall mean all fields of use.

1.4                               Licensed Product.  The term “Licensed Product” shall mean any product (a) that comprises, utilizes or incorporates any of the Scripps Property, and/or (b) that is discovered, developed or made using any of the Scripps Property.  For clarification, a humanized version of the Scripps Property is considered a Licensed Product.

1.5                               Licensed Product Data.  The term “Licensed Product Data” shall mean any data, information or other materials exclusively controlled by Licensee, including without limitation pre-clinical, clinical and other regulatory data, generated or produced by or on behalf of Licensee directly relating to a Licensed Product and which is generated or produced after the Effective Date.

1.6                               Major Market Country.  The term “Major Market Country” shall mean any of the following countries:  the United States of America, the United Kingdom, France, Italy, Spain, Germany, Canada and Japan.

1.7                               Net Sales.  The term “Net Sales” shall mean the gross amounts invoiced by Licensee and its Sublicensees, or any of them, on all sales of Licensed Products, less the following items, to the extent directly applicable to such sales of Licensed Products (if not previously deducted from the amount invoiced):  (a) reasonable and customary trade, quantity and cash discounts actually granted; (b) reasonable and customary rebates and retroactive price reductions actually granted; (c) credits or allowances actually granted upon claims of nonconforming Licensed Products, rejections or returns of Licensed Products; (d) prepaid freight charges for the delivery of Licensed Products; and (e) sales, use or excise taxes imposed and actually paid on the with sale of Licensed Products (but excluding any value added taxes or taxes based on income or gross receipts).  Net Sales shall include all consideration charged by Licensee or Sublicensees in exchange for any Licensed Products including without limitation any

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monetary payments or, with regard to any other property paid in exchange for any Licensed Products, an amount in cash equal to the fair market value of such property.  For purposes of determining Net Sales, a sale shall be deemed to have occurred [***].  Sales of Licensed Products by Licensee to a Sublicensee or Affiliate for resale or by a Sublicensee to an Affiliate of Licensee for resale shall be excluded, and only the subsequent sale of such Licensed Products by such Affiliates or Sublicensees to unrelated parties shall be deemed Net Sales hereunder.

The deductible items listed in sub-clauses (a) — (e) above shall be either (i) included as line items on the invoice, or (ii) documented as being specifically attributable to actual sales of Licensed Products in accordance with United States Generally Accepted Accounting Principles (“GAAP”) or International Financing Reporting Standards (“IFRS”), as applicable, consistently applied throughout the organization of the selling party, and provided that such amounts are included in [***] Royalty Reports that Licensee sends to TSRI pursuant to Section 5.4.  If Licensee or other selling party receives refunds or reimbursements of any amounts deducted as set forth herein, then such refunded or reimbursed amounts shall be considered Net Sales in the applicable reporting period in which such refunded or reimbursed amounts are received.

1.8                               Royalty Report.  The term “Royalty Report” shall have the meaning ascribed to such term as provided in Section 5.4.

1.9                               Scripps Property.  The term “Scripps Property” shall mean the materials identified in Exhibit A (which will be supplied by TSRI to Licensee), together with any progeny or mutants of such materials, or unmodified derivatives of such materials [***].

1.10                        Sublicensee.  The term “Sublicensee” shall mean any third party to whom Licensee grants a sublicense or similar rights with respect to the rights conferred upon Licensee under this Agreement, as contemplated by Section 2.3.  In addition, “Sublicensee” shall include any and all further third party Sublicensees that may be permitted under Section 2.3.

1.11                        Sublicense Revenues.  The term “Sublicense Revenue” shall mean all revenues and other consideration paid to Licensee or to an Affiliate in consideration of [***].  Without limiting the generality of the foregoing, Sublicense Revenues shall include without limitation [***] of Licensee or of an Affiliate, [***], and [***].  Sublicense Revenues include [***], whether set forth [***].  However, Sublicense Revenues shall exclude:  [***]

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[***] of Licensee or of an Affiliate that[***]; and (iii) [***] conducted after execution of such agreement and where [***] supported by reasonable written documentation.  Any non-cash Sublicense Revenues received by Licensee or by an Affiliate shall be valued at [***] by the parties.

2.                                      Grant of License.

2.1                               Grant of Non-Exclusive License for Scripps Property.  TSRI hereby grants and Licensee accepts, subject to the terms and conditions of this Agreement, a non-exclusive, worldwide, royalty-bearing license, with limited rights to sublicense pursuant to Section 2.3, to the Scripps Property to make, have made, use, have used, sell, have sold, offer to sell and import Licensed Products in the Field.  Licensee agrees not to practice or use the Scripps Property outside of the scope of the rights granted in this Section 2.1.

2.2                               No Additional License.  TSRI agrees that it shall not grant any additional licenses to the Scripps Property during the term of this Agreement except as contemplated by Sections 2.4 and 2.5.

2.3                               Sublicensing.  Licensee shall have the right to grant and authorize sublicenses to any party with respect to the rights conferred upon Licensee under this Agreement only with TSRI’s prior written consent, which will not be unreasonably withheld, except that no such prior written consent shall be required for any sublicense to a third party that is granted in conjunction with other proprietary rights of Licensee, or for any sublicense to a third party that is collaborating with Licensee on the development of Licensed Products or performing services for Licensee in connection with Licensed Products.  Sublicensees shall not have the right to further sublicense without TSRI’s prior written consent, which will not be unreasonably withheld, except that such Sublicensees shall have the right to grant further sublicenses to third parties performing services for such Sublicensees with respect to Licensed Products.  Any sublicense granted under this Section 2.3 shall be subject in all respects to the applicable provisions contained in this Agreement (including without limitation the provisions regarding governmental interest, reservation of rights, development efforts, reporting, audit rights, indemnity, insurance, challenges, warranty disclaimer, limitation of liability, confidentiality, and rights upon expiration or termination).  In the event of a conflict between this Agreement and the terms of any sublicense, the terms of this Agreement shall control.  Licensee shall forward to TSRI a copy of any and all fully executed sublicense agreements within thirty (30) days of execution.  Licensee shall at all times be and remain responsible for the compliance by Sublicensees with the terms and conditions of this Agreement, including without limitation the payment of all amounts that may become due hereunder as a result of any Sublicensees’ activities.

2.4                               No Other License.  This Agreement confers no license or rights by implication, estoppel or otherwise under any patent applications or patents or intellectual

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property of TSRI other than the Scripps Property regardless of whether such patent applications, patents or intellectual property are dominant or subordinate to the Scripps Property.

2.5                               Governmental Interest.  Licensee and TSRI acknowledge that TSRI has received, and expects to continue to receive, funding from the United States Government in support of TSRI’s research activities.  Licensee and TSRI acknowledge and agree that their respective rights and obligations under this Agreement shall be subject to the rights of the United States Government, existing and as amended, which may arise or result from TSRI’s receipt of research support from the United States Government, including without limitation 37 C.F.R. Part 401, the National Institutes of Health (“NIH”) Grants Policy Statement and the NIH Guidelines for Obtaining and Disseminating Biomedical Research Resources.

2.6                               Reservation of Rights.  Notwithstanding Section 2.2, TSRI reserves the right to use for any internal research and educational purposes any Scripps Property licensed hereunder, without TSRI being obligated to pay Licensee any royalties or other compensation or to account to Licensee in any way.  In addition, TSRI reserves the right to grant non-exclusive licenses to use the Scripps Property for internal research and educational purposes to other nonprofit or academic institutions, without the other nonprofit or academic institution being obligated to pay Licensee any royalties or other compensation or to account to Licensee in any way.

3.                                      Royalties and Other Payments.

3.1                               License Issue Fee.  Licensee shall pay to TSRI a noncreditable, nonrefundable license issue fee in the amount of ten thousand U.S. Dollars (U.S. $10,000) [***] as follows.  TSRI shall transfer the Scripps Property [***].  Licensee shall have [***] from receipt of the Scripps Property to test and validate the Scripps Property.  Should the Scripps Property fail Licensee’s validation, Licensee shall notify TSRI of the test results and shall return Scripps Property received from TSRI.  No License Issue Fees shall be due to TSRI if the Scripps Property fails Licensee’s validation.  Failure of Licensee to make this payment shall render this Agreement null and void (ab initio).

3.2                               Annual Fee.  Licensee shall pay to TSRI [***] minimum annual fee in the amount of twenty five thousand Dollars ($25,000).  The first payment is due one year after the Effective Date and on the anniversary of the Effective Date of each subsequent calendar year during the remaining term of this Agreement.  The minimum annual fee shall be credited against running royalties due for that calendar year and Licensee’s Royalty Reports shall reflect such a credit.  The minimum annual fee [***].

3.3                               Running Royalties.  Licensee shall pay to TSRI running royalties on a Licensed Product-by-Licensed Product and country-by-country basis in the amount of (a) [***] of Net Sales of Licensed Products that are commercialized by the Licensee, its Affiliates or a Sublicensee.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

3.4                               Royalty Payments.  Licensee shall pay to TSRI all royalties required by this Section 3[***], based upon Net Sales during [***].  Licensee shall make all such royalty payments itself to TSRI, and/or cause its Affiliates or Sublicensees to pay to TSRI all royalties resulting from Net Sales by its Affiliates or Sublicensees, [***].

3.5                               Arm’s-Length Transactions.  On sales of Licensed Products which are made in other than an arm’s-length transaction, the value of the Net Sales attributed under this Section 3 to such a transaction shall be that which would have been received in an arm’s-length transaction, based on sales of like quality and quantity products on or about the time of such transaction.

3.6                               Duration of Royalty Obligations.  The royalty obligations of Licensee as to each Licensed Product shall [***] of such Licensed Product [***].

4.                                      Additional Consideration.

4.1                               Sublicense Payments.  All Sublicense Revenues shall be reported and Sublicense Payments (defined below) paid to TSRI by Licensee [***] of such Sublicense Revenues.  Licensee’s reports to TSRI regarding Sublicense Revenues shall contain an explanation and calculation of the amount of Sublicense Payments due to TSRI pursuant to the schedule below.  Licensee’s obligation to pay Sublicense Payments to TSRI shall continue for as long as royalties are due to TSRI pursuant to Section 3.6.  Licensee shall pay to TSRI a [***] percentage of Sublicense Revenues according to the following schedule (“Sublicense Payments”):

Date of Agreement With Third Party/Sublicensee	Percent of Sublicense Revenues Payable to TSRI

[***]	[***]

[***]	[***]

[***]	[***]

[***]	[***]

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4.2                               Product Development Milestones.  Licensee shall pay to TSRI the following [***] amounts for the achievement of the following product development milestone events [***] for each Licensed Product to meet such milestone as follows:

Milestone	Payment

[***]	[***]

For purposes of this Section 4.2, the following definitions shall apply:

(a)                                 The term “Initiation” means, with respect to a clinical trial, the first dosing of the first patient in such trial.

(b)                                 The term [***] means a human clinical trial that would satisfy the requirements for a [***] as defined in 21 C.F.R. §312.21(b) (or its successor regulation), or its foreign equivalent.

5.                                      Development and Commercialization Activities.

5.1                               Development Plan and Benchmarks.  Attached hereto as Exhibit B is Licensee’s development plan under which Licensee intends to bring the subject matter of the Licensed Product to the point of commercial use (“Commercial Development Plan”).  Pursuant to the Commercial Development Plan, Licensee shall achieve the Benchmarks specified in Exhibit C within the time periods set forth in Exhibit C (“Benchmarks”).  In addition, Licensee shall use commercially reasonable efforts, itself or through its Sublicensees, to develop and obtain regulatory approvals to market and sell Licensed Products in the Field as promptly as is reasonably and commercially feasible, and, subject to obtaining necessary regulatory approvals, to produce and sell reasonable quantities of Licensed Products sufficient to meet market demands.

5.2                               Progress Reports.  Licensee shall keep TSRI generally informed as to Licensee’s progress with respect to its development of Licensed Products, including without limitation its regulatory filings and approvals, marketing, production, sale and its efforts to sublicense the Licensed Product or Scripps Property.  Licensee shall also provide to TSRI written annual reports on its progress in the development and commercialization of Licensed Products in the Field [***].  These progress reports shall include without limitation:  [***].  Licensee agrees [***]

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[***].  Licensee shall also report to TSRI the dates that Licensee or its Sublicensees achieve the events described on Exhibit D attached hereto [***] of such occurrences.

5.3                               Failure of Diligence Efforts.  If Licensee does not achieve a Benchmark within the time provided in Exhibit C, TSRI has the right, at its option, to terminate this Agreement, terminate the licensed rights hereunder with respect to a particular Licensed Product, provided that, if Licensee can demonstrate that its failure to achieve said Benchmark occurred despite Licensee having used commercially reasonable efforts to develop and commercialize Licensed Products, then TSRI and Licensee agree to renegotiate said Benchmark and/or its associated deadline promptly and in good faith.  In addition, any time [***], TSRI has the right, at its option, to terminate this Agreement, or to terminate the licensed rights hereunder with respect to a particular Licensed Product, in the event TSRI has a reasonable basis to believe, based on Licensee’s annual and other reports to TSRI and other available information, that Licensee has not used commercially reasonable efforts to develop and commercialize Licensed Products as required hereunder, [***] to Licensee, if Licensee does not cure such failure [***].

5.4                               Royalty Reports.  Licensee shall submit to TSRI, [***], a royalty report (the “Royalty Report”) setting forth [***] the following information on a country-by-country and Licensed Product-by-Licensed Product basis:

(a)                                 [***];

(b)                                 [***];

(c)                                  [***].

Each Royalty Report shall be certified as correct by an officer of Licensee.

5.5                               Payments.  Licensee shall pay to TSRI [***] the amount of royalties due with respect [***].  All payments due under this Agreement shall be deemed received [***] and shall be payable by check or wire transfer in United States Dollars to an account designated by TSRI.

5.6                               Foreign Sales.  The remittance of royalties payable on sales outside the United States shall be payable to TSRI in United States Dollar equivalents at the official rate of exchange of the currency of the country from which the royalties are payable, as quoted in The Wall Street Journal for the last business day of [***].  If the transfer of or the conversion into the United States Dollar equivalents of any such remittance in any such instance is not lawful or possible, the payment of such part of the

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royalties as is necessary shall be made by the deposit thereof, in the currency of the country where the sale was made on which the royalty was based, to the credit and account of TSRI or its nominee in any commercial bank or trust company designated by TSRI and located in that country, prompt written notice of which shall be given by Licensee to TSRI.

6.                                      Record Keeping.  Licensee shall keep, and shall require its Affiliates and Sublicensees to keep, accurate records (together with supporting documentation) of all Licensed Products made, used and sold under this Agreement, as appropriate to determine the amount of royalties (including the calculations of royalty credits), product development milestone payments and other monies due to TSRI hereunder, as well as records regarding Sublicense Revenues, Sublicense Payments and Licensee’s compliance with this Agreement.  Such records shall be retained for [***] to which such records relate.  Such records shall be available, upon prior written notice to Licensee, during normal business hours for examination and copying by TSRI and/or its designated certified public accountant for the purpose of verifying the accuracy of Licensee’s reports and payments hereunder and its compliance with this Agreement.  In conducting examinations pursuant to this Section, [***].  These examinations shall be at TSRI’s expense, except that if an examination shows an underreporting or underpayment of [***], then Licensee shall pay the cost of such examination [***], plus interest on such amounts at the rate of [***].  All payments due hereunder shall be made [***].  TSRI may exercise its audit rights under this Section 6 no more frequently than once in any calendar year.

7.                                      Indemnity and Insurance.

7.1                               Indemnity. Licensee hereby agrees to indemnify, defend (by counsel reasonably acceptable to TSRI) and hold harmless TSRI and any parent, subsidiary or other affiliated entity of TSRI and their respective trustees, directors, officers, employees, scientists, agents, students, successors, assigns and other representatives (collectively, the “Indemnitees”) from and against all damages, liabilities, losses and other expenses, including without limitation reasonable attorney’s fees, expert witness fees and costs incurred by the Indemnitees, with respect to any third party claim, suit or action asserted against any of the Indemnitees, whether or not a lawsuit or other proceeding is filed (collectively “Claims”), that arise out of or relate to (a) Licensee’s or any of its Sublicensees’ practice of any invention claimed by the use of Licensed Products, (b) alleged defects or other problems with any of the Licensed Products manufactured, sold, distributed or rendered by or on behalf of Licensee or any Sublicensee, including without limitation any personal injuries, death or property damages related thereto, (c) the research, development, manufacture, use, marketing, advertising, distribution, sale or importation of any Licensed Product by or on behalf of Licensee or any of its Sublicensees, (d) the negligent or willful acts or omissions of Licensee or any of its Sublicensees, (e) any allegations that the

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Licensed Products developed, manufactured, sold, distributed or rendered by or on behalf of Licensee or any Sublicensee and/or any trademarks, service marks, logos, symbols, slogans or other materials used in connection with or to market Licensed Products violate or infringe upon the trademarks, service marks, trade dress, trade names, copyrights, patents, works of authorship, inventorship rights, trade secrets, database rights, rights under unfair competition laws, rights of publicity, privacy or defamation, or any other intellectual or industrial property right of any third party, (f) Licensee’s or any Sublicensee’s failure to comply with any applicable laws, rules or regulations, and/or (g) the labeling, packaging or patent marking of any Licensed Product or containers thereof by or on behalf of Licensee or any Sublicensee.  Licensee shall not enter into any settlement, stipulated judgment or other arrangement with respect to such Claims that [***], without TSRI’s prior written consent.  Notwithstanding the above, Indemnitees, at their expense, shall have the right to retain separate independent counsel to assist in defending any such Claims.  In the event Licensee fails to promptly indemnify and defend such Claims and/or pay Indemnitees’ expenses as provided above, Indemnitees shall have the right, but not the obligation, to defend themselves, and in that case, [***].  This indemnity shall [***] of Licensee to Indemnitees.

7.2                               Insurance.

7.2.1                     [***].  [***].

7.2.2                     Coverages.  Beginning at the time any Licensed Product or Scripps Property is being commercially distributed or sold (other than for the purpose of obtaining regulatory approvals) by Licensee or a Sublicensee, Licensee shall, at its sole expense, procure and maintain commercial general liability insurance with reputable insurers in amounts not less [***] per occurrence and [***] annual aggregate.  Prior to the initiation of the first clinical trial and continuing throughout the clinical trials involving any Licensed Product or Scripps Property, Licensee shall, at its sole expense, procure and maintain commercial general liability insurance with reputable insurers in the same amounts as specified above.  Such commercial general liability insurance shall provide coverage for:  [***].  If Licensee desires to self-insure all or part of the limits described above, such self-insurance program must be approved in advance by TSRI in its sole discretion.  The insurance coverage amounts specified herein or the maintenance of such insurance policies shall not in any way limit Licensee’s indemnity or other liability under this Agreement.

7.2.3                     [***].  Licensee, on behalf of itself and its insurance carriers, [***]

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[***], with respect to [***] or for [***].  Licensee’s commercial general liability insurance policy [***].  Licensee shall [***].  Licensee’s insurance policies [***].  At the time when Licensee sends its annual progress report to TSRI under Section 5.2 and upon TSRI’s additional request, Licensee shall [***].

7.2.4                     Cancellation/Changes in Coverages.  Licensee shall provide TSRI with written notice [***] prior to the cancellation, non-renewal or material change in any insurance required by this Section 7.2.  If Licensee does not obtain replacement insurance providing comparable coverage within [***], TSRI shall have the right to immediately terminate this Agreement by providing written notice to Licensee and without providing any additional cure period.

7.2.5                     Continuation of Coverage.  Licensee shall maintain such commercial general liability and product liability insurance beyond the expiration or termination of this Agreement during [***].

8.                                      Disclaimer and Limitation of Liability.

8.1                               Disclaimer.  TSRI MAKES NO WARRANTIES OR REPRESENTATIONS CONCERNING SCRIPPS PROPERTY OR ANY OTHER MATTER WHATSOEVER, INCLUDING WITHOUT LIMITATION ANY EXPRESS, IMPLIED OR STATUTORY WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS, TITLE, ACCURACY OR ARISING OUT OF COURSE OF CONDUCT OR TRADE CUSTOM OR USAGE, AND DISCLAIMS ALL SUCH EXPRESS, IMPLIED OR STATUTORY WARRANTIES.  TSRI MAKES NO WARRANTY OR REPRESENTATION AS TO THE VALIDITY, SCOPE OR ENFORCEABILITY OF ANY OF SCRIPPS PROPERTY, OR THAT ANY LICENSED PRODUCT OR SCRIPPS PROPERTY WILL NOT INFRINGE ANY THIRD PARTY RIGHTS, OR THAT NO THIRD PARTY IS IN ANY WAY INFRINGING UPON OR MAY INFRINGE UPON ANY SCRIPPS PROPERTY COVERED BY THIS AGREEMENT.  FURTHER, TSRI HAS MADE NO INVESTIGATION AND MAKES NO REPRESENTATION OR WARRANTY THAT THE SCRIPPS PROPERTY ARE SUITABLE FOR LICENSEE’S PURPOSES.

8.2                               Limitation of Liability.  IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, EXEMPLARY OR CONSEQUENTIAL DAMAGES (INCLUDING WITHOUT LIMITATION DAMAGES FOR LOST PROFITS OR EXPECTED SAVINGS) ARISING OUT OF OR IN CONNECTION

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WITH THIS AGREEMENT OR ITS SUBJECT MATTER, EXCEPT WITH RESPECT TO LICENSEE’S INDEMNITY OBLIGATIONS UNDER SECTION 7.1.  TSRI’S AGGREGATE LIABILITY, IF ANY, FOR ALL DAMAGES OF ANY KIND RELATING TO THIS AGREEMENT OR ITS SUBJECT MATTER SHALL NOT EXCEED THE AMOUNT PAID BY LICENSEE TO TSRI UNDER THIS AGREEMENT.  THE FOREGOING EXCLUSIONS AND LIMITATIONS SHALL APPLY TO ALL CLAIMS AND ACTIONS OF ANY KIND AND ON ANY THEORY OF LIABILITY, WHETHER BASED ON CONTRACT, TORT (INCLUDING WITHOUT LIMITATION NEGLIGENCE OR STRICT LIABILITY), OR ANY OTHER GROUNDS, AND REGARDLESS OF WHETHER A PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, AND NOTWITHSTANDING ANY FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY.  THE PARTIES FURTHER AGREE THAT EACH WARRANTY DISCLAIMER, EXCLUSION OF DAMAGES OR OTHER LIMITATION OF LIABILITY HEREIN IS INTENDED TO BE SEVERABLE AND INDEPENDENT OF THE OTHER PROVISIONS BECAUSE THEY EACH REPRESENT SEPARATE ELEMENTS OF RISK ALLOCATION BETWEEN THE PARTIES.

9.                                      Confidentiality and Publicity.

9.1                               Treatment of Confidential Information.  The parties agree that during the term of this Agreement, and for a period of [***] after this Agreement terminates, a party receiving Confidential Information of the other party will (a) maintain in confidence such Confidential Information to the same extent such party maintains its own proprietary information, but with no less than a reasonable degree of care; (b) not disclose such Confidential Information to any third party without the other party’s prior written consent; and (c) not use such Confidential Information for any purpose except those permitted by this Agreement.  Notwithstanding the foregoing, if a party is required by law, regulation or court order or rules of a securities exchange to disclose Confidential Information of the other party, the party required to make such disclosure shall (i) promptly send a copy of the order or notice to the other party [***] before the proposed disclosure (or such shorter period of time as may be reasonably practical under the circumstances); (ii) reasonably cooperate with the other party if the other party wishes to object or condition such disclosure through a protective order or otherwise; (iii) limit the extent of such disclosure to the minimum required to comply with the order or notice; and (iv) use reasonable efforts to seek confidential treatment (i.e., filing “under seal”) for that disclosure.  In addition, a party may disclose Confidential Information of the other party to its Affiliates and employees, to Sublicensees and potential Sublicensees, to investors or potential investors of a party in connection with due diligence or similar investigations or in confidential financing documents, to an organization to whom TSRI intends to assign or transfer or does assign or transfer this Agreement or the payment obligations due hereunder to TSRI provided, in each case, that any such agrees in writing to be bound by terms of confidentiality and non-use at least as stringent as those set forth in this Section 9.1, but with no further right to disclose or otherwise distribute the other party’s Confidential Information.

9.2                               Publications.  Licensee agrees that TSRI shall have the right to publish in accordance with its general policies, and that this Agreement shall not restrict, in any fashion, TSRI’s right to publish.

9.3                               Publicity.  Except as otherwise required by law,

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no party shall originate or distribute any publication, news release or other public announcement, written or oral, whether in the public press, stockholders’ reports or otherwise, relating to this Agreement, or to the performance hereunder, without the prior written approval of the other party, which approval shall not be unreasonably withheld.  [***] shall not be construed as publicity governed by this Section 9.3.

10.                               Term and Termination.

10.1                        Term.  Unless terminated sooner in accordance with the terms set forth herein, this Agreement shall expire upon such time that no further royalties are due to TSRI pursuant to Section 3.6.

10.2                        Termination Upon Mutual Agreement.  This Agreement may be terminated by mutual written consent of both parties.

10.3                        Termination by TSRI.  TSRI has the right to immediately terminate this Agreement as follows (unless a further cure period is provided below):

(a)                                 If Licensee does not make a payment due hereunder and fails to cure such non-payment (including the payment of interest in accordance with Section 12.2) within thirty (30) days after the date of TSRI’s written notice of such non-payment;

(b)                                 If Licensee defaults upon its indemnification or insurance obligations under Section 7;

(c)                                  As provided in Section 5.3;

(d)                                 Upon TSRI’s written notice to Licensee in the event Licensee becomes insolvent, has a petition in bankruptcy filed for or against it, has a receiver appointed over any of Licensee’s assets, makes an assignment for the benefit of creditors, or has any other proceedings filed against Licensee under any bankruptcy or insolvency laws;

(e)                                  If Licensee is convicted of a felony relating to the development, manufacture, use, marketing, distribution or sale of Licensed Products or Scripps Property;

(f)                                   If an audit pursuant to Section 6 shows an underreporting or underpayment by Licensee or any Sublicensee of [***]or more for [***] and fails to make full payment (including the payment of interest in accordance with Section 12.2) of such underpayment within thirty (30) days after the date of such audit; or

(g)                                  Except as provided in subparagraphs (a) — (f) above, if Licensee defaults in the performance of any other obligations under this Agreement and the default has not been remedied within thirty (30) days after the date of TSRI’s written notice of such default.

10.4                        Termination by Licensee.  Licensee may terminate this Agreement

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by giving ninety (90) days’ advance written notice of termination to TSRI.

10.5                        Rights Upon Expiration.  Upon the expiration of this Agreement, neither party shall have any further rights or obligations, other than the obligation of Licensee to make any and all reports and payments due under Sections 3, 4 and 10.8 with respect to events that occurred prior to such expiration in accordance with Sections 3.4, 4, 5.4, 5.5 and 5.6 (all of which Sections referenced in this sentence shall survive such expiration for such purposes).  Notwithstanding the above, Sections 1, 2.2, 2.3, 2.4, 6, 7 (as to activities conducted during the term of this Agreement), 8, 9, 10.5, 10.7, 10.8, 11.1, 11.2 and 12 shall also survive the expiration of this Agreement.

10.6                        Rights Upon Termination.  Notwithstanding any other provision of this Agreement, upon any termination of this Agreement prior to the regularly scheduled expiration date of this Agreement, the licenses granted hereunder shall terminate and revert to TSRI, and all sublicenses granted by Licensee shall also automatically terminate; provided that TSRI agrees that upon termination of this Agreement, any then-existing Sublicensees who are in compliance with this Agreement and the relevant sublicense agreement shall have the right to obtain a direct license from TSRI on the same terms and conditions as are provided in this Agreement, upon written request by such Sublicensee within thirty (30) days after such termination becomes effective.  Except as otherwise provided in Section 10.7 of this Agreement with respect to work-in-progress, upon such termination, Licensee and its Sublicensees shall have no further right to develop, manufacture, market, distribute or sell any Licensed Product or Scripps Property.  Upon any such termination, Licensee shall promptly return or destroy all materials, samples, documents, information and other items which embody or disclose any Scripps Property.

Any such termination shall not relieve either party from any obligations accrued to the date of such termination, including without limitation the obligation of Licensee to make any and all reports and payments due under Sections 3, 4 and 10.8 with respect to events that occurred prior to such termination or as provided in Section 10.7, in accordance with Sections 3.4, 4, 5.4, 5.5 and 5.6 (all of which Sections referenced in this sentence shall survive such termination for such purposes).  In addition, Sections 1, 2.2, 2.3, 2.4, 6, 7, 8, 9, 10.6, 10.7, 11.1, 11.2 and 12 shall also survive the termination of this Agreement.

10.7                        Work-in-Progress.  Upon any early termination of the licenses granted hereunder, Licensee shall be entitled to finish any work-in-progress and to sell any completed inventory of Licensed Products which remain on hand as of the termination date, so long as Licensee sells such inventory in the normal course of business and at regular selling prices and pays to TSRI the royalties applicable to such subsequent sales in accordance with the provisions of this Agreement, provided that no such sales shall be permitted following the date that is six (6) months after the termination date.

10.8                        Final Royalty Report.  Upon termination or expiration of this Agreement, Licensee shall promptly submit a final report to TSRI, and any payments due to TSRI under this Agreement that accrued prior to such termination or expiration shall be paid by Licensee to TSRI at the time of delivery of the final report.

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11.                               Assignment; Successors.

11.1                        Assignment.  Licensee shall neither assign nor transfer this Agreement or any interest herein without the prior written consent of TSRI.  Notwithstanding the foregoing, Licensee may assign its rights and delegate its duties under the Agreement in connection with the transfer or sale to an Affiliate or to a third party of all or substantially all of the business of Licensee, whether by merger, sale of stock, sale of assets or otherwise, provided the assignee agrees in writing to be bound by all the terms and conditions of this Agreement.  Licensee will notify TSRI of any such permitted assignment [***] after the effective date thereof.

11.2                        Binding Upon Successors and Assigns.  Subject to the limitations on assignment in Section 11.1, this Agreement shall be binding upon and inure to the benefit of any successors in interest and assigns of TSRI and Licensee.  Any successor or assignee of Licensee’s interest shall expressly assume in writing the performance of all the terms and conditions of this Agreement to be performed by Licensee and such written assumption shall be delivered to TSRI as a condition to TSRI’s agreement to consent to any such assignment.

12.                               General Provisions.

12.1                        Independent Contractors.  The relationship between TSRI and Licensee is that of independent contractors.  TSRI and Licensee are not joint venturers, partners, principal and agent, master and servant, employer and employee, and have no other relationship other than independent contracting parties.  TSRI and Licensee shall have no power to bind or obligate each other in any manner, other than as is expressly set forth in this Agreement.

12.2                        Late Payments.  Late payments of any and all amounts due hereunder shall bear interest from the due date until the date paid at a rate of [***], whichever is [***].

12.3                        Governmental Approvals and Compliance.  Licensee shall, at its expense, be responsible for obtaining all necessary governmental approvals for the development, production, distribution, performance, sale and use of any Licensed Product, and shall comply with all applicable laws, rules and regulations in conducting its activities under this Agreement.  Licensee shall, at its expense, also be responsible for any warning labels, packaging and instructions produced or distributed with respect to the use of Licensed Products and for the quality control for any Licensed Products.

12.4                        No Use of Name.  The use of the name “The Scripps Research Institute”, “Scripps”, “TSRI” or any variation thereof in connection with the marketing, advertising, distribution, sale or performance of Licensed Products is expressly prohibited.

12.5                        U.S. Manufacture.  If applicable, Licensee agrees that it and its Sublicensees will abide by the Preference for United States Industry as set forth in 37 C.F.R. Section 401.14(I), which requires that any Licensed Product sold in the United States shall be

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manufactured substantially in the United States.

12.6                        Foreign Registration.  Licensee agrees, at its expense, to register this Agreement with any foreign governmental agency which requires such registration.

12.7                        Use of Scripps Property.  Licensee agrees that its and its Sublicensees’ use of any Scripps Property shall comply with all applicable laws, rules, regulations and guidelines.  Licensee agrees that the Scripps Property will not be used for research involving human subjects or clinical trials in the United States without complying with 21 C.F.R. Part 50 and 45 C.F.R. Part 46.  Licensee agrees that the Scripps Property will not be used for research involving human subjects or clinical trials outside of the United States without complying with the applicable foreign laws, rules and regulations.

12.8                        Dispute Resolution.  Any dispute or claim between the parties arising out of or relating to this Agreement, including without limitation the breach thereof, shall be resolved according to the following dispute resolution procedures:

(a)                                 Such dispute shall be first addressed by the representatives of TSRI and Licensee who have primary responsibility for managing this Agreement.

(b)                                 If the dispute is not resolved by such representatives within fifteen (15) days after the date either party gives written notice that such dispute exists, then the dispute shall be referred to and addressed by the senior management of each party.

(c)                                  If such dispute is not resolved by the parties’ senior management within thirty (30) days after the date the dispute is referred to them, then the dispute shall be submitted to mediation.  The mediator shall be a retired judge or other neutral third party mutually selected by TSRI and Licensee who has at least ten (10) years experience in mediating or arbitrating cases in the bio-pharmaceutical industry and regarding the same or substantially similar subject matter as the dispute between Licensee and TSRI.  If the parties are unable to agree on such mediator within twenty (20) days after they exchange initial lists of potential mediators, a mediator with the same qualifications will be selected by the JAMS office in San Diego located at 401 B Street, San Diego, CA  92101 (after consultation with the parties).

(d)                                 The location of the mediation shall be in the County of San Diego, California.  TSRI and Licensee hereby irrevocably submit to the exclusive jurisdiction and venue of the mediator mutually selected by the parties or to the neutral mediator selected by JAMS of San Diego for purposes of the mediation, and to the exclusive jurisdiction and venue of the federal and state courts located in San Diego County, California for any action or proceeding regarding this Agreement in the event mediation is unsuccessful as provided in sub-clause (e) below, or as provided in sub-clause (f) below, and waive any right to contest or otherwise object to such exclusive jurisdiction or venue, including without limitation any claim that such exclusive venue is not a convenient forum.

(e)                                  If the dispute is not resolved through mediation, either party may refer the dispute to a court of competent jurisdiction in San Diego County, California.

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(f)                                   Notwithstanding anything to the contrary in this Agreement, prior to or while a mediation proceeding is pending, either party has the right to seek and obtain injunctive and other equitable relief from a court of competent jurisdiction to enforce that party’s rights hereunder.

12.9                        Entire Agreement; Modification.  This Agreement and all of the attached Exhibits (which are incorporated herein) set forth the entire agreement between the parties as to the subject matter hereof, and supersede all prior or contemporaneous agreements or understandings, whether oral or written, regarding this subject matter.  This Agreement cannot be amended except by a written instrument signed by both parties.

12.10                 California Law.  This Agreement shall be construed and enforced according to the laws of the State of California without regard to its conflicts or choice of law rules.

12.11                 Headings.  The headings for each Section in this Agreement have been inserted for convenience of reference only and are not intended to limit or expand on the meaning of the language contained in the particular Section.

12.12                 Severability.  If any provision of this Agreement is judicially determined to be invalid, void or unenforceable, the remaining provisions shall remain in full force and effect, and the stricken provision shall be revised in a manner that best reflects the original intent of the parties.

12.13                 No Waiver.  The failure of a party to enforce any of its rights hereunder or at law or in equity shall not be deemed a waiver or a continuing waiver of any of its rights or remedies against the other party, unless such waiver is in writing and signed by the waiving party.

12.14                 Name.  Whenever there has been an assignment by Licensee as permitted by this Agreement, the term “Licensee” as used in this Agreement shall also include and refer to, if appropriate, such assignee.

12.15                 Attorneys’ Fees.  In the event of a dispute between the parties or any default hereunder, the party prevailing in the resolution of such dispute or default shall be entitled to recover its reasonable attorneys’ fees and other costs incurred in connection with resolving such dispute or default, in addition to any other relief to which it is entitled.  TSRI and Licensee each represent that it has been represented by its own counsel in the negotiation and execution of this Agreement.  Each party further represents that it has relied solely on the advice and representation of its respective counsel in agreeing to this Section 12.15 and all of the other provisions of this Agreement.

12.16                 Notices.  Any notices required or permitted by this Agreement shall be in writing and shall be delivered as follows, with notice deemed given as indicated:  (a) by personal delivery, when received; (b) by overnight courier guaranteeing next-day delivery, upon the next business day immediately following delivery to such overnight courier; or (c) by

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registered or certified mail, return receipt requested and postage prepaid, upon verification of receipt.  Notices shall be sent to the respective addresses set forth below, unless subsequently changed by written notice to the other party:

For TSRI:	The Scripps Research Institute
10550 North Torrey Pines Road, TPC-9
La Jolla, California 92037
Attention: Vice President, Business Development

with a copy to:	The Scripps Research Institute
10550 North Torrey Pines Road, TPC-8
La Jolla, California 92037
Attention: Chief Business Counsel

For Licensee:	Corvus Pharmaceuticals, Inc.
250 Golden Hills Drive
Portola Valley, CA 94028
Attention: Richard A. Miller, M.D., CEO

With a copy to:	Latham & Watkins
140 Scott Drive
Menlo Park CA 94028
Attention: Alan C. Mendelson

12.17                 Counterparts.  This Agreement may be executed in several counterparts that together shall constitute originals and one and the same instrument.

12.18                 Cumulative Remedies.  The rights and remedies stated in this Agreement shall be cumulative and in addition to any other rights and remedies the parties may have at law or in equity.

IN WITNESS WHEREOF, the parties have executed this Agreement by their duly authorized representatives as of the Effective Date.

TSRI:		LICENSEE:

THE SCRIPPS RESEARCH INSTITUTE		CORVUS PHARMACEUTICALS, INC.

By:	/s/ Scott Forrest	By:	/s/ Richard A. Miller

Title:	Business Development, VP	Title:	CEO

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EXHIBIT A

SCRIPPS PROPERTY

Hybridoma expressing anti-CD73 antibody clone [***] and any antibodies expressed by such hybridoma.

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EXHIBIT B

LICENSEE’S COMMERCIAL DEVELOPMENT PLAN

Company will evaluate and test [***] murine antibody for various preclinical characteristics.  If acceptable properties are found, [***].  If successful, [***].  If acceptable features are confirmed [***].  The [***] will also be evaluated in [***] for potential [***].

Once these steps are successfully met, [***].

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EXHIBIT C

BENCHMARKS

[***]

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EXHIBIT D

REPORTING EVENTS

Licensee shall notify TSRI in writing of each of the following events with respect to each Licensed Product in a Major Market Country [***] of such occurrence:

[***].

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